Exhibit 99.1
SelectQuote, Inc. Reports First Quarter of Fiscal Year 2022 Results

First Quarter of Fiscal Year 2022 - Consolidated Earnings Highlights

•Revenue of $159.9 million, Up 29% Year-Over-Year
•Net Loss of $45.4 million
•Adjusted EBITDA* of $(44.0) million

First Quarter of Fiscal Year 2022 - Segment Highlights

Senior
•Revenue of $106.3 million, Up 45% Year-Over-Year
•Adjusted EBITDA* of $(33.0) million
•Approved Medicare Advantage policies grew 98% Year-Over-Year

Life
•Revenue of $49.8 million, Up 16% Year-Over-Year
•Final expense premiums grew 72% Year-Over-Year

Auto & Home
•Revenue of $7.5 million, Down 22% Year-Over-Year
•Total Auto & Home premiums declined 22% Year-Over-Year

OVERLAND PARK, Kan., November 4, 2021--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the first quarter of fiscal year 2022 of $159.9 million, which was a 29% increase over consolidated revenue for the first quarter of fiscal year 2021 of $124.2 million. Consolidated net loss for the first quarter of fiscal year 2022 was $45.4 million, which represents a decrease in consolidated net income of $46.2 million over consolidated net income for the first quarter of fiscal year 2021 of $0.8 million. Finally, consolidated Adjusted EBITDA* for the first quarter of fiscal year 2022 was $(44.0) million, compared to consolidated Adjusted EBITDA* for the first quarter of fiscal year 2021 of $12.1 million.

Chief Executive Officer Tim Danker commented, “SelectQuote began 2022 with strong results that were ahead of internal expectations, and our full year guidance remains unchanged. We are particularly pleased with the early progress of our Population Health business. That progress validates our belief in the significant value creation potential, not only for our patients and carriers, but also for our shareholders. SelectRx continues to excel, with daily enrollments now over 7 times higher than the rate of enrollment at the time of our acquisition. In sum, SelectQuote is very well positioned for another year of strong revenue and EBITDA growth.”

Chief Financial Officer Raffaele Sadun added, “Subsequent to the quarter, we took advantage of favorable market conditions to secure an additional $200 million of capital through a delayed draw term debt facility. This capital gives us plenty of runway for the next several years based on the guidance we gave last quarter on cash flow progression.”

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income (loss) on page 11.

Segment Results

We currently report on three segments: 1) Senior, 2) Life and 3) Auto & Home. The performance measures of the segments include total revenue and Adjusted EBITDA.* Costs of revenue, marketing and advertising, and technical development operating costs and expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, and technical development operating costs and expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA* is calculated as total revenue for the applicable segment less direct and allocated costs of revenue, marketing and advertising, technical development, and general and administrative operating costs and expenses, excluding depreciation and amortization expense; gain or loss on disposal of property, equipment, and software; share-based compensation expense; restructuring expenses; and non-recurring expenses such as severance payments and transaction costs.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2021	2020	% Change
Revenue	$106,320	$73,199	45%
Adjusted EBITDA*	(32,971)	8,902	(470)%
Adjusted EBITDA Margin*	(31)%	12%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to them to submit it to the insurance carrier partner. The applicant may have additional actions to take, such as providing additional information, before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended September 30,
	2021	2020	% Change
Medicare Advantage	95,789	47,991	100%
Medicare Supplement	1,812	7,276	(75)%
Dental, Vision and Hearing	28,604	20,042	43%
Prescription Drug Plan	873	2,425	(64)%
Other	3,562	1,883	89%
Total	130,640	79,617	64%

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income (loss) on page 11.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended September 30,
	2021	2020	% Change
Medicare Advantage	84,116	42,473	98%
Medicare Supplement	1,398	6,325	(78)%
Dental, Vision and Hearing	22,223	16,239	37%
Prescription Drug Plan	868	2,632	(67)%
Other	2,880	1,824	58%
Total	111,485	69,493	60%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended September 30,
(dollars per policy):	2021	2020	% Change
Medicare Advantage	$978	$1,168	(16)%
Medicare Supplement	1,439	1,274	13%
Dental, Vision and Hearing	152	168	(10)%
Prescription Drug Plan	310	240	29%
Other	111	135	(18)%

Per Unit Economics

Per unit economics represents total Medicare Advantage and Medicare Supplement commissions, other product commissions, other revenues, and costs associated with the Senior segment, each shown per number of approved Medicare Advantage and Medicare Supplement approved policies over a given time period. Management assesses the business on a per-unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The Medicare Advantage and Medicare Supplement commission per MA/MS policy represents the lifetime value of commissions for policies sold in the period. Other commission per MA/MS policy represents the lifetime value of commissions for other products sold in the period, including dental, vision and hearing, prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Other per MA/MS policy represents the production bonuses, lead sales revenue from InsideResponse, and updated estimates of prior period variable consideration based on actual policy renewals in the current period. Total operating expenses per MA/MS policy represents all of the operating expenses within the Senior segment. The Revenue to customer acquisition cost (“CAC”) multiple represents total revenue per MA/MS policy as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows per unit economics for the periods presented. Based on the seasonality of the Senior segment and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per-MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles. These metrics are the basis on which management assesses the business:

	Twelve Months Ended September 30,
(dollars per approved policy):	2021	2020	% Change
Medicare Advantage and Medicare Supplement approved policies	526,212	271,199	94%
Medicare Advantage and Medicare Supplement commission per MA/MS policy	$1,223	$1,282	(5)%
Other commission per MA/MS policy	37	48	(23)%
Other per MA/MS policy	188	171	10%
Total revenue per MA/MS policy	1,448	1,501	(4)%
Total operating expenses per MA/MS policy	(1,064)	(924)	15%
Adjusted EBITDA per MA/MS policy*	$384	$577	(33)%
Adjusted EBITDA Margin per MA/MS policy*	27%	38%	(31)%
Revenue/CAC multiple	2.8X	3.5X

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2021	2020	% Change
Revenue	$49,826	$42,823	16%
Adjusted EBITDA*	4,698	10,477	(55)%
Adjusted EBITDA Margin*	9%	24%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Core premiums include term life and permanent life insurance policies while ancillary premiums include various smaller products. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income (loss) on page 11.

The following table shows term and final expense premiums for the periods presented:

	Three Months Ended September 30,
(in thousands)	2021	2020	% Change
Term Premiums	$15,510	$18,855	(18)%
Final Expense Premiums	34,052	19,817	72%
Total	$49,562	$38,672	28%

Auto & Home

Financial Results

The following table provides the financial results for the Auto & Home segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2021	2020	% Change
Revenue	$7,469	$9,538	(22)%
Adjusted EBITDA*	1,374	3,616	(62)%
Adjusted EBITDA Margin*	18%	38%
Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the periods presented:

	Three Months Ended September 30,
(in thousands):	2021	2020	% Change
Premiums	$13,258	$16,900	(22)%

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income (loss) on page 11.

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community today, Thursday, November 4, 2021, beginning at 5 p.m. ET. To register for this conference call, please use this link: http://www.directeventreg.com/registration/event/4041488. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering a day in advance or at minimum 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income before interest expense, income tax expense, depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income. We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that this non-GAAP financial measure helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of this non-GAAP financial measure. Accordingly, we believe that this financial measure provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Forward Looking Statement

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and claims, including IP litigation; our existing and future indebtedness; developments with respect to LIBOR; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health and property. The company pioneered the direct-to-consumer model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources, scores, and routes high-quality sales leads. The company has three core business lines: SelectQuote Senior, SelectQuote Life and SelectQuote Auto and Home. SelectQuote Senior, the largest and fastest-growing business, serves the needs of a demographic that sees 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans from leading, nationally-recognized carriers, as well as prescription drug plans, dental, vision and hearing plans.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Kelly Hale
913-653-4375
kelly.hale@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2021	June 30, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$183,618	$286,454
Accounts receivable	96,673	113,375
Commissions receivable-current	155,482	89,120
Other current assets	7,917	4,486
Total current assets	443,690	493,435
COMMISSIONS RECEIVABLE	748,190	756,777
PROPERTY AND EQUIPMENT—Net	38,525	29,510
SOFTWARE—Net	14,264	12,611
OPERATING LEASE RIGHT-OF-USE ASSETS	30,547	31,414
INTANGIBLE ASSETS—Net	39,432	40,670
GOODWILL	73,732	68,019
OTHER ASSETS	1,362	1,436
TOTAL ASSETS	$1,389,742	$1,433,872

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$28,495	$34,079
Accrued expenses	22,836	20,676
Accrued compensation and benefits	43,648	40,909
Operating lease liabilities—current	5,355	5,289
Current portion of long-term debt	3,540	2,360
Other current liabilities	24,618	5,504
Total current liabilities	128,492	108,817
LONG-TERM DEBT, less current portion	458,652	459,043
DEFERRED INCOME TAXES	125,181	140,988
OPERATING LEASE LIABILITIES	37,186	38,392
OTHER LIABILITIES	6,446	11,743
Total liabilities	755,957	758,983

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,639	1,635
Additional paid-in capital	549,034	544,771
Retained earnings	82,889	128,254
Accumulated other comprehensive income	223	229
Total shareholders’ equity	633,785	674,889
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,389,742	$1,433,872

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2021	2020
REVENUE:
Commission	$134,651	$106,545
Production bonus and other	25,272	17,624
Total revenue	159,923	124,169

OPERATING COSTS AND EXPENSES:
Cost of revenue	92,165	51,045
Marketing and advertising	90,677	49,800
General and administrative	23,392	12,202
Technical development	5,853	3,848
Total operating costs and expenses	212,087	116,895

INCOME (LOSS) FROM OPERATIONS	(52,164)	7,274

INTEREST EXPENSE, NET	(8,535)	(6,761)
OTHER EXPENSE, NET	(102)	(780)
LOSS BEFORE INCOME TAX BENEFIT	(60,801)	(267)
INCOME TAX BENEFIT	(15,436)	(1,104)

NET INCOME (LOSS)	$(45,365)	$837

NET INCOME (LOSS) PER SHARE:
Basic	$(0.28)	$0.01
Diluted	$(0.28)	$0.01

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	163,692	162,448
Diluted	163,692	165,192

OTHER COMPREHENSIVE LOSS, NET OF TAX:
Loss on cash flow hedge	(6)	(257)
OTHER COMPREHENSIVE LOSS	(6)	(257)
COMPREHENSIVE INCOME (LOSS)	$(45,371)	$580

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(45,365)	$837
Adjustments to reconcile net income (loss) to net cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	5,103	3,347
Loss on disposal of property, equipment, and software	350	82
Share-based compensation expense	2,215	924
Deferred income taxes	(15,807)	(1,214)
Amortization of debt issuance costs and debt discount	862	822
Fair value adjustments to contingent earnout obligations	—	759
Non-cash lease expense	994	911
Changes in operating assets and liabilities:
Accounts receivable	17,336	14,361
Commissions receivable	(57,775)	(45,942)
Other assets	(2,957)	1,790
Accounts payable and accrued expenses	(6,942)	(8,718)
Operating lease liabilities	(1,267)	(995)
Other liabilities	16,178	23,690
Net cash used in operating activities	(87,075)	(9,346)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7,824)	(2,751)
Purchases of software and capitalized software development costs	(3,016)	(1,585)
Acquisition of business	(6,927)	121
Net cash used in investing activities	(17,767)	(4,215)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on other debt	(46)	(68)
Proceeds from common stock options exercised and employee stock purchase plan	2,194	309
Payments of tax withholdings related to net share settlement of equity awards	(142)	(2,509)
Payments of costs incurred in connection with private placement	—	(1,771)
Payments of costs incurred in connection with initial public offering	—	(3,899)
Net cash provided by (used in) financing activities	2,006	(7,938)
NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(102,836)	(21,499)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	286,454	368,870
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$183,618	$347,371

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income Reconciliation
(Unaudited)

	Three Months Ended September 30, 2021
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$106,320	$49,826	$7,469	$(3,692)	$159,923
Operating expenses	(139,291)	(45,128)	(6,095)	(13,351)	(203,865)
Other expenses, net	—	—	—	(102)	(102)
Adjusted EBITDA	(32,971)	4,698	1,374	(17,145)	(44,044)
Share-based compensation expense					(2,215)
Non-recurring expenses					(554)
Depreciation and amortization					(5,103)
Loss on disposal of property, equipment, and software					(350)
Interest expense, net					(8,535)
Income tax benefit					15,436
Net loss					$(45,365)

	Three Months Ended September 30, 2020
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$73,199	$42,823	$9,538	$(1,391)	$124,169
Operating expenses	(64,297)	(32,346)	(5,922)	(9,518)	(112,083)
Other expenses, net	—	—	—	(21)	(21)
Adjusted EBITDA	8,902	10,477	3,616	(10,930)	12,065
Share-based compensation expense					(924)
Non-recurring expenses					(438)
Fair value adjustments to contingent earnout obligations					(759)
Restructuring expenses					(21)
Depreciation and amortization					(3,347)
Loss on disposal of property, equipment, and software					(82)
Interest expense, net					(6,761)
Income tax benefit					1,104
Net income					$837